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                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM T-1

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                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
               UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305 (b)(2)  X
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                            FIRST UNION NATIONAL BANK
               (Exact name of Trustee as specified in its charter)

999 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA                               30309             58-1079889
(Address of principal executive office)      (Zip Code)       (I.R.S. Employer
                                                             Identification No.)

                                  Emily E. Katt
                            First Union National Bank
                      999 Peachtree Street N.E., Suite 1100
                             Atlanta, Georgia 30309
                                 (404) 827-7347
            (Name, Address and Telephone Number of Agent for Service)

                          -----------------------------
                        GABLES REALTY LIMITED PARTNERSHIP
               (Exact name of obligor as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   58-2077966
                        (IRS employer identification no.)
                              2859 PACES FERRY ROAD
                            OVERLOOK III, SUITE 1450
                             ATLANTA, GEORGIA 30339
                                  770-436-4600
 (Name, address, including zip code, and telephone number, including area code, of principal executive offices)
                                Marcus E. Bromley
                             Chief Executive Officer
                               Gables Residential
                              2859 Paces Ferry Road
                            Overlook III, Suite 1450
                             Atlanta, Georgia 30339
                                  770-436-4600

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                             SENIOR DEBT SECURITIES
                       (Title of the indenture securites)


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1.       General information.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Atlanta, Georgia.
                  Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.


2.       Affiliations with obligor.

                  The obligor is not an affiliate of the Trustee. (See Note 2 on Page 5)


3.       Voting Securities of the Trustee.

                  The following information is furnished as to each class of voting securities of the Trustee:

                               As of May 31, 1997

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                Column A                                         Column B

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             Title of Class                                  Amount Outstanding
                 Common                                      280,571,082 shares

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                 Common Stock, par value $3.33 1/3 a share


4.       Trusteeships under other indentures. None.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  Neither the Trustee nor any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

         (See Note 2 on Page 5)




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6.       Voting securities of the Trustee owned by the obligor or its officials.

                  Voting securities of the Trustee owned by the obligor and its directors, partners and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Notes 1 and 2 on Page 5)


7. Voting securities of the Trustee owned by underwriters or their officials.

                  Voting securities of the Trustee owned by any underwriter and its directors, partners, and executive officers, taken as a group, do not exceed one percent of the outstanding voting securities of the Trustee.

                  (See Notes 1 and 2 on Page 5)


8.       Securities of the obligor owned or held by the Trustee.

                  The amount of securities of the obligor which the Trustee owns beneficially or holds as collateral security for obligations in default does not exceed one percent of the outstanding securities of the obligor.

                  (See Note 2 on Page 5)


9.       Securities of underwriters owned or held by the Trustee.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of an underwriter for the obligor.

                  (See Note 2 on Page 5)


10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default voting securities of a person, who, to the knowledge of the Trustee (1) holds 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor.

                  (See Note 2 on Page 5)


11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  The Trustee does not own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of Trustee, owns 50 percent or more of the voting securities of the obligor.

         (See Note 2 on Page 5)




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12.      Indebtedness of the obligor to the Trustee.

         First Union National Bank has a revolving line of credit with a commitment amount of $57,500,000.


13.      Defaults by the obligor.

                  Not applicable.


14.      Affiliations with the underwriters.

                  No underwriter is an affiliate of the Trustee.


15.      Foreign trustee.

                  Not applicable.


16.      List of Exhibits.

         (1)      Articles of Association of the Trustee as now in effect. (See
                  Exhibit 1 of the Form T-1 filed in connection with Registration Statement No.33-45946, which is incorporated herein by reference)

         (2) Certificate of Authority of the Trustee to commence business. (See Exhibit 2 of the Form T-1 filed in connection with Registration Statement No.33-45946, which is incorporated herein by reference)

         (3) Authorization of the Trustee to exercise corporate trust powers. Incorporated in Exhibit (4).

         (4) By-Laws of the Trustee, as amended, to date. (See Exhibit 4 of the Form T-1 filed in connection with Registration Statement No.33-45946, which is incorporated herein by reference)

         (5)      Not applicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included on Page 7 of this Form T-1 Statement.

         (7) Most recent report of condition of the Trustee. (See Exhibit 7 of the Form T-1 filed in connection with Registration Statement No.33-45946, which is incorporated herein by reference)

         (8)      Not applicable.

         (9)      Not applicable.




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                                      NOTES



         1. Since the Trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the Trustee are held by First Union Corporation. The securities of First Union National Bank are described in
Item 3.

         2. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Items 2, 5, 6, 7, 8, 9, 10 and 11, the answers to said Items are based on incomplete information. Items 2, 5, 6, 7, 8, 9, 10 and 11 may, however be considered as correct unless amended by an amendment to this Form T-1.






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                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia on the 24th day of June, 1997.


                                    FIRST UNION NATIONAL BANK
                                    (Trustee)



                                    BY: /s/ Emily E. Katt
                                       -----------------------------------------
                                    Emily E. Katt, Vice President


Dated:  June 24, 1997






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                                                                 EXHIBIT T-1 (6)

                               CONSENT OF TRUSTEE

         Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance Senior Debt Securities of Gables Realty Limited Partnership, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                    FIRST UNION NATIONAL BANK


                                    BY:   /s/ R. Douglas Milner
                                       -----------------------------------------
Dated: June 24, 1997                      R. Douglas Milner, Vice President






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